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                                    FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                              NuTech Digital, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

                California                               95-4642831
                ----------                               ----------
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

7900 Gloria Avenue, Van Nuys, California                  91406
----------------------------------------                  -----
(Address of principal executive offices)               (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered         Name of each exchange on which
                                                each class is to be registered

        ------------------                       --------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-88550
---------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                  ------------
                                (Title of class)


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Item 1. Description of Registrant's Securities to be Registered.

This information is hereby incorporated by reference to the Registration Statement on Form SB-2 (File No.: 333-88550)

Item 2. Exhibits.

The following Exhibits were filed as part of the Registration Statement described herein:

Number                Description
------                -----------

3.1    Articles of Incorporation of NuTech Digital, Inc., as amended

3.2    Bylaws of NuTech Digital, Inc., as amended on June 28, 2002

3.3    Certificate of Amendment of Articles of Incorporation

5.0    Legal Opinion of Pollet, Richardson & Patel

10.1   2001 NuTech Digital, Inc. Equity Incentive Plan, as amended on June 28,
       2002

10.2 Business Loan Agreement between NuTech Digital, Inc. and U.S. Bank N.A., dated as of March 20, 2002, including Amendment to Loan Agreement and Note, Authorization for Preauthorized Debts for Payment of Loans, Addendum to Amendment to Loan Agreement and Note, Commercial Guaranty between Lee Kasper and U.S. Bank N.A., Business Security Agreement, Insurance Coverage for the Benefit of Bank

10.3 Letter of Intent between NuTech Digital, Inc. and Ritek Corp., dated as of August 6, 1996 (including Letter of Intent A)

10.4 Promissory Note and Commercial Security Agreement memorializing Small Business Administration Loan between NuTech Digital, Inc. and Imperial Bank, SBA Department, dated as of July 12, 2000

10.5 Unconditional Guarantee signed by Lee Kasper in favor of Imperial Bank dated July 12, 2000

10.6 lease Agreement between Kathy Schreiber, Todd Lorber and Hiroko ("Lessor") and NuTech Digital Inc. ("Lessee") for the premises located at 7900 Gloria Avenue, Los Angeles, CA, dated as of March 10, 2001

10.7 Joint Venture Agreement by and between NuTech Digital, Inc. and Joseph Anthony Giarmo

15.0   Letter on Unaudited Interim Financial Information

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23.0   Consent of Moffitt & Company, P.C.

23.1   Consent of Pollet, Richardson & Patel (included in Exhibit 5.0)


                                    Signature

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 2, 2002

                                         NuTech Digital, Inc.
                                         a California corporation



                                         By:     /s/ Lee Kasper
                                            --------------------------------
                                               Lee Kasper, President